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                     MANUFACTURER'S REPURCHASE AGREEMENT

     This AGREEMENT is between POLARIS ACCEPTANCE, an Illinois General Partnership, with its principal address at 1701 Golf Road, Rolling Meadows, IL 60006 ("PA") and POLARIS INDUSTRIES PARTNERS L.P. a limited partnership, with its principal address at 225 North Highway 169, Minneapolis, MN 55441 ("Manufacturer").

     In consideration of PA advancing against or otherwise acquiring Invoices (as herein defined), and in consideration of the promises herein contained the parties hereby agree as follows:

     1. (a) "Inventory" herein shall mean all snowmobiles, all terrain vehicles (ATV's), or personal watercraft vehicles (PWC's) manufactured or sold by Manufacturer.

            (b)  "Distributor" herein shall mean R.L. Ryerson, Inc.

            (c) "Dealer" herein shall mean any person, firm or corporation which bought or buys inventory at wholesale from Manufacturer and sells inventory at retail or otherwise.

            (d) "Distributor's Dealer" herein shall mean any person, firm or corporation which bought or buys inventory from Distributor and sells inventory.

            (e) "Dealer Invoice" shall mean a note, invoice, bill of sale, inventory schedule or other evidence of indebtedness or obligation arising out of and contemporaneously with the sale or delivery of inventory by Manufacturer to Dealer.

            (f) "Distributor's Dealer Invoice" shall mean a note, invoice, bill of sale, inventory schedule or other evidence of indebtedness or obligation arising out of and contemporaneously with the sale or delivery of inventory by Distributor to Dealer.

            (g)  "Invoice" shall mean both Dealer Invoice and Distributor
Invoice.

     2. PA, from time to time, may advance against, otherwise acquire or enter into Invoices acceptable to PA, executed by or on behalf of Dealers in accordance with PA's plan or plans of financing in effect from time to time. Such Dealers shall be of acceptable credit and financial responsibility to PA.

     3. (a) If PA shall repossess or come into possession of any inventory covered by any Dealer Invoice. Manufacturer will purchase from PA upon demand, such repossessed inventory as may be repossessed, wherever located, and will pay therefor in cash or by credit memo and within thirty
(30) days, an amount equal to the unpaid balance of the original Dealer Invoice with respect to such Inventory, if such Inventory is in new and unused condition, or is in new and unused condition but subject to wear and tear incident to display or demonstration. In addition, Manufacturer shall pay PA all reasonable costs and expenses, including reasonable attorneys' fees, incurred by PA with respect thereto. Manufacturer will not assert any interest in or title to such repossessed inventory until the said purchase price therefor has been paid in full, in cash or by credit memo.

            (b) If PA shall repossess or come into possession of any inventory covered by any Distributor's Dealer Invoice, and if Distributor within ten days after demand made upon Distributor by PA to purchase such inventory fails to so purchase, then Manufacturer will purchase from PA upon demand, such repossessed inventory as may be repossessed, wherever located, and will pay therefor in cash and within (30) days, an amount equal to the unpaid balance of the original Distributor's Dealer Invoice with respect to such Inventory, if such Inventory is in new and unused condition, or is in new and unused condition, but subject to wear and tear incident to display or demonstration. In addition, Manufacturer shall pay PA all reasonable costs and expenses, including reasonable attorneys' fees, incurred by PA with respect thereto.

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Manufacturer shall not assert any interest in or title to such repossessed inventory until the said purchase price has been paid in full, in cash.

            (c) Notwithstanding the terms in paragraphs 3(a) and 3(b) above, Manufacturer's purchase obligation under this Agreement shall not exceed fifteen percent (15%) of the average month-end balance of total outstanding for Inventory financed by PA the prior calendar year. The calendar year in which PA tenders the Inventory to Manufacturer for purchase shall be the calendar year in which Manufacturer incurs the purchase obligation. However, Manufacturer's purchase limit relates only to Inventory PA repossesses or comes into possession of because a Dealer is in default to PA under the terms of its financing arrangement or because Dealer is experiencing some type of financial difficulty.

     4. Manufacturer warrants: that all Dealer Invoices issued by Manufacturer represent valid obligations of Dealer, are legally enforceable according to their terms and relate to bonafide, original acquisition sales of Inventory by Manufacturer to Dealer without any claim, offset or defense to payment by Dealer, that all Inventory is in new and unused condition and is of the kind, quality and condition represented or warranted to Dealer, and that Dealer requested that the acquisition of Inventory be financed by PA; that Manufacturer's title to all Inventory is free and clear of all liens and encumbrances when transferred to Dealer; that all Inventory subject to this Agreement meets or exceeds any and all applicable federal and state safety standards and that Manufacturer transfers to Dealer all its right, title and interest in and to the Inventory. In the event of breach of any of the above warranties, Manufacturer will, upon written request, purchase from PA the Invoice covering the Inventory with respect to which the warranty has been breached, and will pay therefor in cash or by credit memo, an amount equal to the original amount of the Invoice or related Invoice, together with all reasonable costs and expenses including reasonable attorneys fees, incurred by PA in connection with such breach.

     5. Manufacturer covenants as follows: all Inventory by PA shall be subject to applicable product warranties of Manufacturer, and Manufacturer agrees to perform, or cause to be performed, all repairs, modifications and/or other acts required by Manufacturer pursuant to said product warranties. All expenses of performance under this section shall be paid by Manufacturer.

     6. Manufacturer waives: notice of non-payment; protest and dishonor and notice of protest and dishonor of any Invoice purchased, otherwise acquired or entered into by PA; notice of PA's acceptance of this Agreement; and all other notices to which Manufacturer might otherwise be entitled by law. PA may, at any time or times without notice to or further consent of Manufacturer, renew and extend the time of payment of Invoices or Inventory covered thereby and waive or modify performance of such terms and conditions of its financing arrangements with the Distributor or Dealers, as PA may determine to be reasonable, and no such renewal, extension, compromise, adjustment, waiver or modification shall affect the liability of Manufacturer hereunder.

     7. The terms and conditions of this Agreement and the obligations of Manufacturer under this Agreement shall apply to (i) all Invoices which relate to the accounts receivable transferred by Transamerica Commercial Finance Corporation ("TCFC") to PA pursuant to that certain Contribution Agreement between TCFC and PA dated February 7, 1996; and (ii) to all Inventory held by TCFC as collateral relating to such Invoices and transferred to PA pursuant to the Contribution Agreement.

     8. This Agreement is not intended to supersede any agreements between TCFC and Manufacturer, TCFC Canada and Manufacturer, PA and R.L. Ryerson or between TCFC and R.L. Ryerson.

     9. This Agreement shall be binding upon and inure to the benefit of the successors or assigns of the parties hereto. PA may assign this Agreement, in whole or in part, to any of its subsidiary or affiliated companies or other assignee and, upon such assignment, any such assignee shall be subject to the obligations and be entitled to the benefit of all of the covenants and obligations of the Manufacturer herein set forth. Manufacturer may not assign this Agreement without PA's written consent.

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     10.    Either party hereto may cancel this Agreement at any time, upon thirty (30) days notice in writing of its intention to cancel. Notwithstanding the foregoing, either party may elect to terminate the Agreement immediately upon notice to the other party if such other party is in default under the terms of the Agreement, is insolvent, in receivership or is not paying its debts when due. The termination of this Agreement shall in no manner affect, limit or modify the obligations of Manufacturer as to Invoices purchased, otherwise acquired or entered into by PA prior to the effective date of termination, or other obligation incurred prior to such date.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed this 7th day of February, 1996.


                                       POLARIS INDUSTRIES PARTNERS L.P.
                                       ("Manufacturer")

                                       By: Polaris Industries Inc.
                                           Its General Partner

                                       By:
                                           ------------------------------------

                                       Title: Executive Vice President & Chief
                                              Financial Officer
                                              ---------------------------------


                                       POLARIS ACCEPTANCE ("PA")

                                       By: Polaris Acceptance Inc.
                                           Its General Partner

                                       By:
                                           -----------------------------------

                                       Title:
                                              --------------------------------


                                       By: Transamerica Joint Ventures, Inc.
                                           Its General Partner

                                       By:
                                           -----------------------------------

                                       Title: Vice President
                                              --------------------------------